EMPLOYMENT AGREEMENT
                    --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of September 12, 2005, by and between Cadiz Inc., a Delaware corporation (the "Company") and O'Donnell Iselin, an individual ("Iselin").

     WHEREAS, the Company wishes to employ Iselin and Iselin wishes to accept such employment on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree as follows:

     1.   EMPLOYMENT.  The Company hereby employs Iselin and
Iselin accepts such employment commencing as of October 3, 2005 (the "Commencement Date").

     2. DUTIES. Iselin shall be employed as the Chief Financial Officer of the Company. Iselin's duties and responsibilities shall relate, generally, to those ordinarily performed by the chief financial officer of a publicly traded corporation and shall include, without limitation, direct responsibility for (i) the Company's accounting systems, cash management and financial reporting;
(ii) supervision and direction of the Company's financial staff; (iii) preparation and coordination with outside professional advisors of all regulatory filings, including those required by the rules and regulations of the U.S. Securities and Exchange Commission and by the NASDAQ; (iv) coordination of the Company's compliance with all of the requirements of the Sarbanes-Oxley Act of 2002; and (v) the administrative and financial management of the Company's real estate holdings. In addition as a member of the Company's senior management group Iselin shall be involved on a daily basis with discussion and analysis of the development of the Company's water resource programs.
Iselin shall also perform such other duties as would reasonably be performed by a senior executive of the Company as the Board may from time to time direct. Iselin shall report to, and take direction from, the Chief Executive Officer of the Company. Iselin further consents to serve in further capacities as an officer and/or director of the Company or any subsidiary or affiliate of the Company without any additional salary or compensation. Iselin's base of operations shall be at the corporate headquarters office of the Company in Los Angeles, California, unless changed by mutual agreement. However, Iselin shall also render services at such other sites as necessary from time to time to properly perform his duties.

     3.   NECESSARY SERVICES.

          a. PERFORMANCE OF DUTIES. Iselin agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of the Company all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be necessary therefor.

          b. FULL-TIME SERVICE. During the term of the Agreement, Iselin shall be available on a full-time basis to perform the duties assigned him in accordance with paragraph 2 hereof; provided, however, that nothing herein shall preclude Iselin from spending a reasonable amount of time in the management of his personal investments or with any charitable or civic venture with which Iselin may be involved as of the date hereof; and provided, further, that such involvement shall not detract from the performance of Iselin's duties hereunder.

          c.   EXCLUSIVE SERVICES.  Iselin agrees that
during the period of his employment, Iselin shall provide services exclusively pursuant to this Agreement, and Iselin will not, without the prior written consent of the Company
(which consent may not be unreasonably withheld), directly or indirectly:

               (i)  engage in the business of, or own or
control any interest in (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or act as director, officer of employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity, directly or indirectly engaged anywhere in the United States, its possessions or territories, in any business competitive with the business then being carried on by the Company or any affiliate;

               (ii)  plan or organize any business activity
competitive with the business or planned business of the Company or its affiliates, or combine, participate, or conspire with other employees of the Company or its affiliates or other persons or entities for the purpose of organizing any such competitive business activity; or

               (iii)  divert or take away, or attempt to
divert or take away, any of the customers or potential customers of the Company or its affiliates, either for himself or for any other person, firm, partnership, corporation or other business entity.

     4. BASE COMPENSATION. Subject to such deductions as the Company may from time to time be required to make pursuant to law, governmental regulation or order, the Company agrees to pay to Iselin a base salary of $165,000 per annum. Payments of base salary shall be made in accordance with the normal payroll practices of the Company.

     5.   OTHER COMPENSATION.

          a. STOCK OPTIONS. As an inducement for the acceptance by Iselin of employment with the Company, and the execution by Iselin of this Agreement, the Company shall grant to Iselin concurrently with the execution of this Agreement options to purchase 40,000 shares of the Company's common stock at an exercise price of $17.25 per share, representing the fair market value of the Company's common stock as of the date of this Agreement. 13,334 of such stock options shall vest immediately upon the execution of this Agreement. Of the remaining options, 13,333 shall vest upon the first anniversary of Iselin's employment with the Company and 13,333 shall vest upon the second anniversary of Iselin's employment with the Company provided that, in each case, Iselin is an employee of the Company as of the respective vesting date. The grant of such options shall be evidenced by a Stock Option Agreement in form substantially similar to the form of Stock Option Agreement utilized by the Company under its 2003 Management Equity Incentive Plan.

          b.   BONUS COMPENSATION.

               i.   DISCRETIONARY BONUS.  Following the
conclusion of each fiscal year during the term of this Agreement, the Board shall make a good faith evaluation of the performance of Iselin during such year, on the basis of which Iselin shall receive a bonus in an amount to be determined at the discretion of the Board. In determining the amount of such bonus, the Board shall use 25% of Iselin's annual base salary as a target bonus.

               ii.  TIMING AND FORM OF BONUS PAYMENT.  Any
annual bonus payments payable to Iselin hereunder shall be paid as soon as possible following the end of the fiscal year to which such bonus relates and the determination of the amounts owed; provided, however, that all such payments shall be made within 90 days of the end of the appropriate fiscal year. Bonus payments payable to Iselin hereunder shall be paid in cash.

          c. OTHER EQUITY BASED COMPENSATION. In the event that the Company, following the execution of this Agreement, adopts a new compensation plan or program for senior management (the "Compensation Plan"), then Iselin shall be invited to participate in the Compensation Plan. Iselin's participation in the Compensation Plan shall be negotiated between Iselin and the Company in good faith at a level consistent with that of a member of senior management with comparable duties and responsibilities.

          d.   FRINGE BENEFITS.  In addition to the
compensation set forth above, Iselin shall be entitled to the following benefits:

               i.   Four (4) weeks paid annual vacation,
provided that no more than two weeks are to be taken consecutively;

               ii.  Sick leave and personal leave with pay
in accordance with the prevailing policies of the Company;

               iii. Medical coverage under the group medical insurance plan of the Company (or COBRA coverage, at the election of Iselin);

               iv.  Participation in any pension, profit-
sharing, 401(k), or deferred compensation plan maintained by the Company for the general benefit of its employees;

               v.   An automobile allowance of $500 per
month;

               vi.  Participation in any other benefit plan
maintained by the Company for the general benefit of its employees; and

               vii. Any other benefits not specifically set forth herein as may be granted by the Company in its sole and absolute discretion.

          e. DEDUCTION AND REIMBURSEMENT. Iselin hereby agrees that the Company may deduct and withhold from the compensation payable to Iselin hereunder any amounts of money required to be deducted or withheld by the Company under the provisions of any and all applicable local, state or federal statutes or regulations or any amendments thereto hereafter enacted requiring the withholding or deducting of compensation.

     6. TERMINATION. This Agreement continue in full force and effect unless and until terminated as provided in this Section.

          a. TERMINATION EVENTS. This Agreement shall terminate:

               i. At the election of the Company, upon the death or permanent disability of Iselin, "permanent disability" being defined as any continuous loss of one-half (1/2) or more of the time spent by Iselin in the usual daily performance of his duties as a result of physical or mental illness for a continuous period in excess of ninety (90) days.

               ii.  At the election of the Company, upon a
Change in Control of the Company (as defined below) or at such time, if any, as the Company ceases to conduct business for any reason whatsoever.

               iii. At the election of the Company, upon the dismissal of Iselin by the Company for cause. For purposes of this Agreement, "cause" shall include, but shall not be limited to: (1) the breach by Iselin of any term or condition of this Agreement, (2) Iselin engaging in one or more acts constituting a felony; (3) Iselin engaging in one or more acts involving fraud or serious moral turpitude; (4) Iselin misappropriating Company assets or engaging in gross misconduct materially injurious to the Company or its affiliates or subsidiaries; (4) the making by Iselin of material misrepresentations to the Company or its affiliates; or (5) Iselin's willful failure to comply with the instructions of the Company's Board of Directors or its Chief Executive Officer.

               iv.  At the election of Iselin, upon a
material breach by the Company of any term or condition of this Agreement or upon a material change in Iselin's job title or a material reduction in Iselin's duties and responsibilities hereunder.

               v.   At the election of either party, upon
one hundred eighty (180) days written notice of termination, with or without cause for any reason whatsoever, whether arbitrary or not.

          b. PAYMENTS FOLLOWING TERMINATION. Following termination of this Agreement, whether for any of the reasons specifically set forth above or for any other reason, the Company shall have no obligation to make payments to or bestow benefits upon Iselin after the date of termination except as may be required by law and as follows:

               i.   In the event of termination by the
Company pursuant to Section (a)(i) as the result of Iselin's death or permanent disability, payment of the base compensation otherwise payable to Iselin pursuant to Section 4 hereof shall continue to be paid to Iselin or his estate for a period of 90 days following Iselin's death or permanent disability. Such payment shall be in addition to, and not in lieu of, any payments made pursuant to any Company provided death or disability benefit plans.

               ii.  In the event of termination of this
Agreement by the Company following a Change in Control pursuant to Section (a)(ii) above, which Change in Control occurs within twenty-four (24) months of the Commencement
Date, Iselin shall be entitled to receive for a period of twelve (12) months following the effective date of termination, as though Iselin were continuing to provide services to the Company under this Agreement (i) base compensation as set forth in Section 4 above and (ii) all fringe benefits as described in Section 5(d) above to the extent that such benefits can then lawfully be made available by the Company (or the Company's successor in interest) to Iselin.

               iii. In the event of termination of this Agreement by Iselin pursuant to Section (a)(iv) above, or in the event of termination of this Agreement by the Company for any reason not specifically set forth above, Iselin shall be entitled to receive for a period of one hundred eighty (180) days following the effective date of termination, as though Iselin were continuing to provide services to the Company under this Agreement (i) base compensation as set forth in Section 4 above and (ii) all fringe benefits as described in Section 5(d) above to the extent that such benefits can then lawfully be made available by the Company to Iselin.

               iv.  The termination of this Agreement shall
not affect the right of Iselin to exercise any stock option or other rights to purchase securities of the Company, which may have vested in full prior to the date of termination.

          c. CHANGE IN CONTROL - DEFINITION. For purposes of this Agreement, a Change in Control shall mean the occurrence of any of the following events:

               i.   when the Company has actual knowledge
that any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities;

               ii.  upon a merger or consolidation of the
Company with or into another corporation or other legal person, or if securities of the Company are exchanged for securities of another corporation or legal person, and immediately after such merger, consolidation, reorganization or exchange less than 80% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

               iii. upon the sale by the Company in any transaction or series of related transactions of all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale.

          d.   RETURN OF COMPANY'S PROPERTY.  If this
Agreement is terminated for any reason, the Company may, at its option, require Iselin to vacate his offices prior to the effective date of a termination and to cease all activities on the Company's behalf. Iselin agrees that on the termination of this Agreement in any manner, he will immediately deliver to the Company all notebooks, brochures, documents, memoranda, reports, files, books, correspondence, customer lists, or other written or graphical records, and the like, relating to the business or work of the Company, which are or have been in his possession or under his control and which have not been returned to the Company. Iselin hereby expressly acknowledges that all such materials referenced above are the property of the Company.

          e. PUBLIC IDENTIFICATION. If this Agreement is terminated for any reason, Iselin shall immediately and forever thereafter cease to hold himself out to any person, firm, partnership, corporation or other entity as an employee, agent, independent contractor or representative of the Company or of any entity owned by, or affiliated with, the Company.

     7. EXPENSES. The Company shall reimburse Iselin for all out-of-pocket expenses incurred by Iselin in the performance of his duties hereunder, including, but not limited to, telephone, travel, and office expenses, all subject to such written guidelines and/or requirements for verification as the Company may, in its sole and absolute discretion, establish.

     8. CONFIDENTIALITY AND TRADE SECRETS. For purposes of this Section 8, the term "Company" shall collectively refer to the Company and any affiliate thereof.

          a. CONFIDENTIAL INFORMATION. Iselin shall keep in strictest confidence all information relating to the business, affairs, products, customers and suppliers of the Company (collectively hereinafter referred to as "Trade Secrets"), which Iselin has obtained or may acquire in the course of his employment by the Company and which is not otherwise generally known to the public. Iselin acknowledges that such Trade Secrets are of great value, and have been developed and/or acquired at great expense to the Company, and the Company would not enter into this contract of employment and such information would not be made available to Iselin in Iselin's fiduciary capacity unless the Company were assured that all such information will be used for the exclusive benefit of the Company. Accordingly, during the term of this Agreement, and at all times thereafter, Iselin shall not publish, communicate, divulge, disclose or use, whether or not for his own benefit, any such information without the prior written consent of the Company. Further, Iselin agrees that during the period of his employment, Iselin will not, directly or indirectly, engage in the business of, or own or control any interest in (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or act as a director, officer of employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity, directly or indirectly engaged in any country in which the Company conducts business (including, without limitation, the United States, its possessions and territories), in any business competitive with the business then being carried on by the Company; nor will Iselin engage in any such activity following the termination of his employment hereunder (however and by whomever caused and irrespective or whether or not such termination is for cause), if the loyal and complete fulfillment by Iselin of such activities would demand, inherently, that Iselin reveal Trade Secrets.

          b.   CLIENT INFORMATION.  Iselin hereby
specifically agrees that he will not utilize any information concerning the customers, licensees or other clients, partners or affiliates of the Company which Iselin acquires during the term of this Agreement, whether or not the same originated through Iselin's efforts, for any purpose detrimental to the business of the Company. Without limitation of the foregoing, Iselin agrees that he shall not at any time interfere with any existing contracts of the Company, and further agrees that he shall not engage in business discussions with any person or entity with whom he or the Company are in negotiations at the time he ceases to be an employee of the Company until after such negotiations have been concluded.

          c.   SOLICITATION OF EMPLOYEES.  Iselin
acknowledges that important factors in the Company's business and operations are the loyalty and good will of its employees and its customers. Accordingly, Iselin agrees that both during the term of this Agreement and after the expiration or termination of this Agreement he will not enter into, and will not participate in, any plan or arrangement to cause any of the Company's employees to terminate his employment with the Company or hire any of such employees in connection with business initiated by Iselin or any other person, firm or corporation. Iselin further agrees that information as to the capabilities of the Company's employees, their salaries and benefits, and the other terms of their employment is confidential and proprietary to the Company and constitutes its valuable trade secrets.

          d.   ONGOING OBLIGATION.  The provisions in this
Section 8 shall be binding during Iselin's employment and at all times thereafter, regardless of the circumstances or reasons for termination of this Agreement. In the event the provisions in this Section 8 are more restrictive than permitted by the laws of the jurisdiction in which enforcement of this provision is sought, such provisions shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     9. REMEDY FOR BREACH. Iselin acknowledges that the services to be rendered by him hereunder are of a special, unique and extraordinary character, which gives this Agreement a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by Iselin of the provisions of this Agreement will cause the Company irreparable injury. It is, therefore, expressly acknowledged that this Agreement may be enforced by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies Company may have for such breach, and Company shall be entitled to recover all costs and expenses, including reasonably attorneys' fees, incurred by reason of any breach of the covenants of this Agreement. Similarly, the provisions of this Section 9 shall not it any way limit any rights or remedies to which Iselin may be entitled in the event of a breach by the Company of any obligations of the Company arising under this Agreement.

    10. LITIGATION AND ATTORNEYS FEES. In the event of any litigation or arbitration between the parties hereto in connection with this Agreement or to enforce any provision or right hereunder, each party to such litigation or arbitration shall pay its own costs and expenses.

    11. BOARD ACTIONS. Any actions required to be taken or determinations to be made by the Board under this Agreement may, at the discretion of the Board, be taken or made by the Compensation Committee or any other duly authorized committee of the Board.

    12.   ADDITIONAL ACKNOWLEDGMENTS.

          a. Iselin understands that the terms of this Agreement may be required to be disclosed in, or filed as an exhibit to, the Company's annual proxy statement or other reports filed publicly with the U.S. Securities and Exchange Commission.

          b. Iselin acknowledges and agrees that he has fully read and understands this Agreement, has been advised to and has been given the opportunity to consult with his attorney concerning this Agreement, has had any questions regarding its effect or the meaning of its terms answered to his satisfaction and, intending to be legally bound hereby, has freely and voluntarily executed this Agreement.

    13.   GENERAL PROVISIONS.

          a. The failure of the Company at any time to enforce performance by Iselin of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

          b. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company; provided, however, it is understood and agreed that the services to be rendered and the duties to be performed by Iselin hereunder are of a special, unique and personal nature and that it would be difficult or impossible to replace such services; by reason thereof, Iselin may not assign either the benefits or the obligations of this Agreement.

          c. Iselin shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

          d.   This Agreement is the entire agreement
between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

          e. The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          f. This Agreement may not be modified except by a written instrument signed by all parties hereto.

          g. All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein.

          h. This Agreement is made with reference to the laws of the State of California and shall be governed by and construed in accordance therewith. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of California.

          i. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may, with the prior consent of both the Company and Iselin, be settled by binding arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         ISELIN:



                         /s/ O'Donnell Iselin
                         ------------------------------------
                         O'Donnell Iselin



                         THE COMPANY

                         Cadiz Inc.



                         By: /s/ Keith Brackpool
                            --------------------------------
                               Keith Brackpool
                               Chief Executive Officer


                         By: /s/ Raymond Pacini
                            --------------------------------
                              Raymond Pacini
                              Chair, Audit Committee